Exhibit 20.8
Page 1 of 3

                     Navistar Financial 1997 - A Owner Trust
                             For the Month of August
                     Distribution Date of September 15, 1997
                             Servicer Certificate #5

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $442,621,361.35
Beginning Pool Factor                                           0.9074894

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,401,112.96
     Interest Collected                                     $3,763,872.97

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $556,540.30
Total Additional Deposits                                     $556,540.30

Repos / Chargeoffs                                          $1,132,211.21
Aggregate Number of Notes Charged Off                                  52

Total Available Funds                                      $16,685,718.79

Ending Pool Balance                                       $429,123,844.62
Ending Pool Factor                                              0.8798160

Servicing Fee                                                 $368,851.13

Repayment of Servicer Advances                              $2,035,807.44

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,812,457.18
     Target Percentage                                               5.25%
     Target Balance                                        $22,529,001.84
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,283,455.33)
     Ending Balance                                        $22,529,001.84

Current Weighted Average APR:                                      10.213%
Current Weighted Average Remaining Term (months):                   44.53

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,702,402.21     2,048
                                31 - 60 days             $583,057.11       453
                                60+  days                $142,525.38        90

     Total:                                            $3,427,984.70     2,053

     Balances:                  60+  days              $4,380,733.99        90

Memo Item - Reserve Account
     Prior Month                                      $23,237,621.47
+    Invest. Income                                      $153,390.10
+    Excess Serv.                                        $421,445.61
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $23,812,457.18

Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  August

                                                                   NOTES
                                                                (Money Market)
                                           TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                       $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     100.00%              0.00%              0.00%             0.00%
     Coupon                                                         5.84%              6.35%              6.75%             6.95%

Beginning Pool Balance                 $442,621,361.35
Ending Pool Balance                    $429,123,844.62

Collected Principal                     $12,365,305.52
Collected Interest                       $3,763,872.97
Charge - Offs                            $1,132,211.21
Liquidation Proceeds / Recoveries          $556,540.30
Servicing                                  $368,851.13
Cash Transfer from Reserve Account               $0.00
Total Collections Available
   for Debt Service                     $16,316,867.66

Beginning Balance                      $442,621,361.35     $27,621,361.35    $221,500,000.00    $176,000,000.00    $17,500,000.00

Interest Due                             $2,397,905.32        $134,446.98      $1,172,104.17        $990,000.00       $101,354.17
Interest Paid                            $2,397,905.32        $134,446.98      $1,172,104.17        $990,000.00       $101,354.17
Principal Due                           $13,497,516.73     $13,497,516.73              $0.00              $0.00             $0.00
Principal Paid                          $13,497,516.73     $13,497,516.73              $0.00              $0.00             $0.00

Ending Balance                         $429,123,844.62     $14,123,844.62    $221,500,000.00    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                     0.1662             1.0000             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $15,895,422.05     $13,631,963.71      $1,172,104.17        $990,000.00       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                           $421,445.61
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $23,812,457.18
(Release) / Draw                        ($1,283,455.33)
Ending Reserve Acct Balance             $22,529,001.84

Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  August

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                  4                  3                   2                   1
                                   Apr-97             May-97              Jun-97              Jul-97             Aug-97
Beginning Pool Balance         $411,613,980.45    $481,864,426.98   $468,447,395.87    $455,773,751.11    $442,621,361.35

A)   Loss Trigger:
Principal of Contracts
   Charged Off                     $312,536.51         $723,609.14      $196,160.57        $845,107.84      $1,132,211.21
Recoveries                               $0.00               $0.00      $161,723.67        $172,109.69        $556,540.30

Total Charged Off (Months 5, 4, 3)                   $1,232,306.22
Total Recoveries (Months 3, 2, 1)                      $890,373.66
Net Loss / (Recoveries) for 3 Mos                      $341,932.56 (a)

Total Balance (Months 5, 4, 3)                   $1,361,925,803.30 (b)

Loss Ratio Annualized  [(a/b) * (12)]                      0.3013%

Trigger:  Is Ratio > 1.5%                                      No

                                                                          Jun-97              Jul-97             Aug-97
B)   Delinquency Trigger:                                             $2,543,242.02      $3,269,807.92      $4,380,733.99
     Balance delinquency 60+ days                                          0.54291%           0.71742%           0.98972%
     As % of Beginning Pool Balance                                        0.29366%           0.53280%           0.75002%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                         4.6190%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer